Exhibit (e)(vii)

SERVICES AGREEMENT
AMONG
_______________________,
ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.
AND
ALPS VARIABLE INVESTMENT TRUST

This Agreement is entered into as of _______________, 20__, among ______________________, a _____________ [state] corporation (“Service Provider”), ALPS Portfolio Solutions Distributor, Inc., a Colorado corporation (the “Distributor”), and ALPS Variable Investment Trust, a Delaware statutory trust (the “Trust”).
WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, Distributor serves in the capacity as distributor to each of the separate series of the Trust listed on Exhibit A (the “Portfolios”);
WHEREAS, it is contemplated that employee benefit plans, including qualified and nonqualified retirement plans, will invest all or a portion of their assets in one or more of the Portfolios (“Account Holders”) with the purchase and sale of shares of the Portfolios (“Shares”) on behalf of the Account Holders being made through one or more omnibus accounts, registered in the name of the Account Holder or  established by the Service Provider or its agent, with the Portfolios’ transfer agent (“Omnibus Accounts”); and

WHEREAS, Service Provider desires to provide distribution/sales services and/or administrative services including recordkeeping, reporting and processing services, to Account Holders; and
WHEREAS, Service Provider, Distributor and the Trust desire to facilitate the purchase and redemption of Shares by Account Holders through Omnibus Accounts and to facilitate the servicing of those Shares subject to the terms and conditions of this Agreement.
Accordingly, the parties hereto agree as follows:
1.
Services; Appointment of Service Provider as Agent of Portfolios. Service Provider is hereby appointed as agent for the Trust for the sole and limited purpose of receiving orders for the purchase and redemption of Shares of the Portfolios, which the Trust hereby agrees to make available to Account Holders subject to the Service Provider’s agreement to perform the following services with respect thereto in accordance with the terms and conditions of this Agreement: (a) providing necessary personnel and facilities to establish and maintain individual sub-accounts, as required, and records for Account Holders; (b) recording account balances and changes thereto, including debits and credits to such individual sub-accounts in the form of cash, dividends and shares of the Portfolios; (c) arranging for the wiring of funds to and from the Omnibus Accounts; (d) providing statements to Account Holders and their participants; (e) furnishing proxy material, periodic Portfolio reports to shareholders, Portfolio prospectuses and other communications to Account Holders as required; (f) transmitting Account Holder transaction information to the Portfolios’ transfer agent; (g) providing to the Trust or the Distributor such information as they may reasonably request in order to assist them in their compliance with federal and state securities laws applicable to the Portfolios, to identify beneficial owners of Portfolio Shares for disclosure purposes and to assist the Trust in identifying Accounting Holders and beneficial owners whose trading activity is considered by the Trust to be disruptive to a Portfolio and to discourage such activity; (h) responding to participant inquiries; and (i) providing to each Account Holder such reports or information as may be required by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or the Internal Revenue Code of 1986, as amended (“IRC”). The Portfolios’ transfer agent will recognize each Omnibus Account as a single shareholder and as an unallocated account in each Portfolio, and shall not be responsible for maintaining separate or individual sub-accounts for Account Holders.

Notwithstanding anything stated herein to the contrary, Service Provider may designate agents to perform any of the services contemplated by this Agreement (“Agents”); provided, however, that its Agents expressly agree to be subject to the terms and conditions of this Agreement, and further provided that the provisions of indemnification set forth below shall continue to apply to Service Provider as an indemnitor with respect to services performed by its Agents unless the Trust and the Distributor expressly agree otherwise in writing.  The Service Provider also agrees to maintain comprehensive general liability coverage in a commercially reasonable amount to insure against errors, omissions or misfeasance in the performance of its obligations hereunder.
2.
Fees.   The Trust will pay no fee or other compensation to the Service Provider under this Agreement, except that for Class II Shares only, the Distributor may, on behalf of the Portfolios, make payments as set forth in Exhibit B hereto to the Service Provider out of the Trust’s own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related and/or shareholder servicing activities provided by the Service Provider on behalf of the Trust to Account Holders and their participants who allocate assets to the Class II Shares and/or in recognition of the economies provided to the Trust as a result of personal services provided to participants and/or the maintenance of participant accounts by the Service Provider utilizing an omnibus relationship. Any payment obligation of the Trust hereunder with respect to a particular Portfolio shall be binding solely upon the assets of that Portfolio, and shall not be binding upon the assets of any other Portfolio. Any payment obligation of the Distributor hereunder with respect to a particular Portfolio shall be due and payable only to the extent authorized pursuant to the Rule 12b-1 Plan (the “12b-1 Plan”) adopted by the Trust under Rule 12b-1 of 1940 Act, and paid to the Distributor by the particular Portfolio. Payment obligations of the Distributor hereunder are and shall remain subject to applicable law, including, but not limited to, the limitations set forth in Rule 2830 of the Financial Industry Regulatory Authority’s (“FINRA”) Conduct Rules. There shall be no fees payable to the Services Provider in connection with Class I Shares.

The provisions under this Agreement relating to the 12b-1 Plan shall continue in full force and effect only so long as the continuance of the 12b-1 Plan is approved at least annually by a vote of the Trust’s Board, including a majority of the Trust’s Board who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreements related to the 12b-1 Plan, cast in person at a meeting called for the purpose of voting thereon.  The provisions regarding Service Provider compensation under the 12b-1 Plan may be terminated by the vote of a majority of the Trust’s Board who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreements related to the 12b-1 Plan, or by a vote of a majority of a portfolio’s outstanding shares, on sixty (60) days’ written notice, without payment of any penalty.  Such provisions will be terminated also by any act that terminates this Agreement and shall terminate automatically in the event of the assignment (as that term is defined in the 1940 Act) of this Agreement unless agreed to in writing by the parties.

3.	Representations, Warranties and Covenants.

Section 3.1        All Parties.  Each party represents, warrants and covenants that:
(a)	it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;
(b)
it and, in the case of Service Provider, any Agents that perform services under this Agreement on its behalf, is each duly qualified to do business and has all requisite licenses and authority to carry on its business in the state in which it is organized and in all other jurisdictions in which it conducts business under this Agreement;

(c)
it is free to enter into this Agreement and by doing so, it will not breach or otherwise impair any other agreement or understanding with any other person or organization, nor violate any applicable law, rule, or regulation;

(d)
it has full power and authority under applicable law and agreement with each Account Holder and has taken all action necessary to enter into, and perform its obligations under this Agreement, and this Agreement has been duly authorized by it;

(e)	at all times it shall comply with all applicable laws, rules and regulations applicable to it by virtue of entering into this Agreement; and
(f)	it will promptly notify the other parties in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.
Section 3.2        Service Provider.  Service Provider further represents, warrants and covenants that:
(g)
neither the Service Provider nor any of its Agents is required to be registered as an investment adviser under the Investment Advisers Act of 1940, nor under any state securities law in connection with performing services under this Agreement;

(h)
Service Provider and its Agents are each registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or is exempt from such registration;

(i)
to the extent the services under this Agreement so require, the Service Provider and its Agents are each registered as a broker-dealer under the 1934 Act and under any applicable state securities, or is exempt from such registration;

(j)	with respect to any employee benefit plan that is an Account Holder under this Agreement:
(i)	neither Service Provider nor any of its Agents is a “fiduciary” as such term is defined in Section 3(21) of ERISA and Section 4975 of the IRC; and
(ii)
Service Provider is solely responsible, and none of the Distributor or the Trust shall be responsible, for taking all actions as may be necessary or required so that none of the services performed under this Agreement constitutes a “Prohibited Transaction” under section 406 of ERISA or section 4975 of the IRC.

(iii)
it will not establish an Account for the purchase of Shares of any Portfolio with assets derived from any Account Holder that would cause such Portfolio to fail to comply with the diversification requirements of IRC Section 817(h), Treasury Regulation 1.817-5 or other applicable law relating to the diversification requirements for variable annuity, life or endowment contracts; and shall annually provide to the Trust an executed certification from each Account Holder that such Account Holder has met the requirements for qualification applicable to it under the IRC for the previous year.

(iv)
Omnibus Accounts will only be established pursuant to this Agreement (a) in the name of the employee benefit plan as record holder or (b) in the name of the Service Provider as record holder in the event it serves as plan trustee for the employee benefit plan.

(k)
to the extent required by ERISA, FINRA rules or other applicable law, Service Provider is solely responsible and none of the Distributor, the Trust or its investment adviser shall be responsible, for disclosing the arrangements and fees provided for in this Agreement to Account Holders and participants of employee benefit plans that are Account Holders;

(l)
neither Service Provider nor its Agents shall make representations concerning a Portfolio, except those contained in a Portfolio’s then current prospectus, statement of additional information or current sales literature furnished to it by the Distributor or the Trust, or in sales literature approved in writing by the Distributor;

(m)
Service Provider has and shall maintain all necessary facilities, equipment and personnel, including, but not limited to, a disaster recovery or business continuity plan, to perform the services under this Agreement in accordance with the best industry practice;

(n)
Service Provider is either a financial institution subject to the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”) or it shall perform the services under this Agreement as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it has adopted and implemented, and shall continue to administer, anti-money laundering and customer identification programs in compliance with the AML Acts and applicable anti-money laundering rules of self regulatory organizations in all relevant respects;

(o)
Service Provider’s internal control structure for the processing and transmission of orders for the purchase, redemption and exchange of Portfolio Shares is suitably designed (A) to prevent orders received after the close of trading on the New York Stock Exchange from being aggregated and communicated to the Portfolios and their designee with orders received before such close of trading, and (B) to minimize errors that could result in late transmission of orders to the Portfolios; an independent public accountant or other qualified independent party will annually review Service Provider’s internal control structure and prepare a written report concerning their adequacy, which will be available to the Trust upon reasonable request; Service Provider will determine that its Agents for late day trading purposes have adequate internal control structures for the processing and transmission of such orders for the purchase, redemption and exchange of Portfolio Shares and will seek to require such Agents to retain an independent accountant or other qualified independent party to annually review the Agent’s control structure and report on the adequacy of the Agents’ internal review structures.

4.	Mixed and Shared Funding Exemptive Relief. The Trust represents and warrants that it has received an order from the U.S. Securities and Exchange Commission (“SEC”) granting participating insurance companies and variable annuity separate accounts and variable life insurance separate accounts relief from certain provisions of the 1940 Act and the regulations promulgated thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated participating insurance companies and qualified pension and retirement plans outside of the separate account context (the “Mixed and Shared Funding Exemptive Order”). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order that may be imposed on Account Holders, the Trust and/or its investment adviser will be incorporated herein by reference, and all parties hereto agree to cooperate with each other to the extent necessary for the Trust to comply with such conditions and undertakings.

5.	Representations by the Trust. The Trust further represents, warrants and covenants that each Portfolio is registered as an investment company or series of an investment company under the 1940 Act, and the Shares of each Portfolio are registered under the Securities Act of 1933, as amended (the “1933 Act”).
6.
Operating Procedures.  All services performed by Service Provider or its Agents under this Agreement, including, without limitation, the purchase and redemption of Shares of the Portfolios, shall be subject to the terms and conditions set forth in each Portfolio’s then current prospectus and statement of additional information and such other policies as may be mutually agreed to from time to time by the parties.  In no way shall this Agreement limit the authority of the Trust to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Portfolio and the sale of its Shares, including, but not limited to, the Trust’s policies to determine whether an adjustment is necessary to correct any error in the computation of the net asset value per share for a Portfolio (“Price Error”) as more fully described below.

Section 6.1
Account Information.  The Trust or its designee shall provide the Service Provider (a) daily confirmations of Omnibus Account activity within five Business Days after each day on which a purchase or redemption of Shares of a Portfolio is effected for the particular Account, and (b) such other periodic statements detailing activity in each Omnibus Account as mutually agreed from time to time by the parties. Accounts opened or maintained pursuant to the networking system of NSCC will be governed by applicable NSCC rules and procedures, and any agreement or other arrangement with the Distributor relating to networking.

Section 6.2
Maintenance of Records. The Service Provider shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services contemplated by this Agreement.  Upon the reasonable request of the Trust, the Service Provider shall provide copies of all records relating to transactions between the Account Holders and the Portfolios to enable the Trust or its representatives to comply with any request of a governmental body or self-regulatory organization or an Account Holder, to monitor and review the services of Service Provider contemplated by this Agreement, or to calculate the fees to be paid hereunder.  Service Provider agrees to permit the Trust or its representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services provided under this Agreement.

The Trust or its designee shall furnish Service Provider, with respect to each Portfolio:

(a)
net asset value information as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m. Eastern Time) or as of such earlier times at which a Portfolio’s net asset value is calculated as specified in such Portfolio’s then current prospectus (“Close of Trading”) on each business day that the New York Stock Exchange is open for business (“Business Day”);

(b)	dividend and capital gains information as it becomes available; and
(c)	in the case of Portfolios that declare dividends daily, the daily accrual for interest rate factor (mil rate).
The Trust shall use its best efforts to provide such information to Service Provider by means of electronic transmission or other mutually acceptable means by 7:00 p.m. Eastern Time on each Business Day.
Section 6.3        Orders and Settlement; Dividends.

(a)
Service Provider shall transmit to the transfer agent of each Portfolio orders to purchase or redeem Portfolio Shares consistent with properly authorized instructions it receives from Account Holders and the following procedures:

(i)
Orders for net purchases or net redemptions of Shares of a Portfolio derived from instructions received from Account Holders in proper form prior to the Close of Trading on any given Business Day shall be processed and transmitted to the Portfolio’s transfer agent no later than 11:00 a.m. Eastern Time on the next following Business Day;

(ii)
Payment for net purchases of Shares of a Portfolio derived from instructions received from Account Holders for a given Business Day shall be wired no later than the close of business of the Federal Reserve Bank of New York (generally 6:00 p.m. Eastern Time) by the Service Provider to a custodial account designated by the Trust on the next Business Day. If payment is not received on a timely basis, the Trust reserves the right, without notice to Service Provider, to cancel any or all orders received from Service Provider for such Business Day and, in any case, Service Provider agrees to be responsible for any loss resulting from its failure to make timely payment;

(iii)
Payment for net redemptions of Shares of a Portfolio derived from instructions received from Account Holders on a given Business Day will be wired by the Trust or its designee on the next Business Day to an account designated by Service Provider no later than the close of business of the Federal Reserve Bank of New York (generally 6:00 p.m. Eastern Time); provided, however, that the Trust may, if necessary, delay redemption of Shares of a Portfolio to the extent permitted by the 1940 Act;

(iv)	The Business Day on which instructions are received by the Close of Trading in proper form by the Service Provider from Account Holders, and thereafter transmitted to the applicable Portfolio’s transfer agent by 11:00 a.m. Eastern Time on the next Business Day, shall constitute receipt by the Trust and be the date as of which Shares of such Portfolio shall be purchased or redeemed. Instructions received in proper form by the Service Provider from Account Holders after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day; and
(v)	The parties acknowledge that some Orders may, pursuant to the practices and procedures of the NSCC, be transmitted through the NSCC Defined Contribution Clearance and Settlement System. For such Orders, the Service Provider will, by 9:00 a.m. Eastern Time, or other mutually agreed upon time, on each Business Day following the day on which such Orders were received by Service Provider prior to the Close of Trading, provide to the Trust either summarized trading instructions for the net purchase or net redemption of Shares of the portfolios or detailed trading instructions based on Orders received by Service Provider prior to Close of Trading on the prior Business Day. Service Provider will provide both summarized and detailed trading instructions to the Trust via Fund/SERV. Such instructions shall be effected at the public offering price, or such other price as may apply to the transaction, of the Shares of the respective portfolio calculated as of the Close of Trading on the Business Day on which the Order was received by Service Provider prior to the Close of Trading.
(b)
Dividends and capital gain distributions shall be automatically reinvested at net asset value in accordance with each Portfolio’s then current prospectus unless Service Provider otherwise indicates that such dividends and distributions are to be paid in cash.   Service Provider shall be solely responsible for ensuring that all cash dividends are paid to Account Holders in a timely manner.  Any liabilities arising from cash dividend payments reported by Account Holders as lost, stolen, or materially altered or forged shall be the sole responsibility of the Service Provider.

(c)
Service Provider represents that it shall act as a limited agent of the Trust for the limited purpose of processing orders relating to omnibus Account transactions and such orders will be processed in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act on each Business Day.

Section 6.4        Price Error Correction Procedures.

(a)	Price Error Correction. A determination as to when an error in the computation of a Portfolio’s net asset value (“NAV”) requires corrective action shall be made as follows:
(i)	if the Price Error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action shall be taken;
(ii)
if the Price Error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Portfolio’s NAV at the time of the Price Error, then corrective action shall be taken with the Portfolio being reimbursed for any loss, after taking into consideration any positive effect of such Price Error, but no adjustments to either the Portfolio’s NAV or to the accounts of Portfolio shareholders, including the accounts of Account Holders, shall be made; and

(iii)
if the Price Error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the applicable Portfolio’s NAV at the time of the Price Error, then such Price Error shall be deemed a “material” Price Error for purposes of this Agreement and corrective action shall be taken with the Portfolio being reimbursed for any loss (after taking into consideration any positive effect of such Price Error) and appropriate adjustments to both the Portfolio’s NAV and shareholders’ accounts, including the accounts of Account Holders, shall be made.   If an adjustment is necessary to correct a material Price Error which has caused shareholders to receive less than the amount to which they are entitled, the number of shares of the appropriate Portfolio attributable to the accounts of shareholders, including the accounts of Account Holders, shall be adjusted and the amount of any underpayments to Account Holders shall be credited by the Portfolio to the accounts of affected shareholders, including the Omnibus Account maintained by Service Provider, with Service Provider further crediting such amounts to the accounts of affected Account Holders.  Upon notification by the Trust of any overpayment due to a material Price Error, the Service Provider shall promptly remit to the Portfolio any overpayment that has not been disbursed from the account of any Account Holder, and make a good faith attempt to collect any excess amounts from any Account Holder to which disbursement has been made, which, because of a Price Error, may have underpaid for shares credited to its account or accounts.  Absent Service Provider’s failure to make such a good faith attempt, however, Service Provider shall in no event be liable to the Trust for any overpayments if, prior to notice from the Trust, such amounts were disbursed to Account Holders.

The standards set forth in this sub-section (a) are based on the parties’ understanding of views expressed by the staff of the SEC as of the date of this Agreement.  In the event views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.
(b)
Notification. The Trust shall notify the Service Provider as soon as practicable after discovering a material Price Error requiring an adjustment to a Portfolio’s NAV and shareholder accounts. Notice may be made via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Portfolio’s other shareholders, the reason for the price change.

7.         Expenses.

(a)	Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations pursuant to this Agreement.
(b)
Each Portfolio shall distribute or cause to be distributed to the Service Provider its proxy material, periodic Portfolio reports to shareholders, prospectuses and other material as such Portfolio may require to be sent to shareholders.  The cost of preparing, printing and distributing this material for existing Plans and participants shall be paid by the applicable Portfolio. The Service Provider will distribute such materials to existing Plans and participants and will bill the Fund for the reasonable cost of such distribution. The Service Provider will distribute such material to prospective Plans and participants at its own expense.

8.            Relationship of Parties.  Except as specifically provided in Section 1 of this Agreement, it is understood and agreed that all services performed hereunder by the Service Provider shall be as an independent contractor and not as an employee or agent of the Trust or the Distributor.

9.            Use of Names.  Except as otherwise expressly provided for in this Agreement, Service Provider shall not use, nor shall it allow its employees or agents to use, the name or logo of the Trust, the Distributor, the Trust’s investment adviser, or any affiliate thereof, or any products or services sponsored, managed, advised, administered, or distributed by the Trust’s investment adviser or any of its affiliates, for advertising, trade or other commercial or noncommercial purposes without the express prior written consent of the Trust.  To the extent that the Service Provider prepares material that refers to the Trust, the Portfolios or any affiliate of the Trust, Service Provider shall provide the Trust with copies of those materials for written approval prior to their first use.

10.        Indemnification.

(a)
The Service Provider agrees to indemnify and hold harmless, the Trust, the Distributor, and each of their directors, officers, employees, agents and each person, if any, who controls them within the meaning of the 1933 Act against any and all losses, claims, damages, liabilities or expenses, including reasonable legal fees, they incur (collectively “Losses”) insofar as such Losses arise out of or are based upon (i) the Service Provider’s negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any failure by Service Provider to prevent orders received after the Close of Trading on a Business Day from being aggregated and communicated to the Portfolio’s transfer agent with orders received before the Close of Trading on that Business Day, (iii) any errors within the reasonable control of Service Provider that result in late transmission of orders to a Portfolio’s transfer agent, (iv) any breach by the Service Provider of any material provision of this Agreement, (v) any breach by the Service Provider of a representation, warranty or covenant made in this Agreement, or (vi) any untrue statement or alleged untrue statement of any material fact contained in the sales literature or other promotional material prepared by or on behalf of the Service Provider that references a Portfolio, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this will not apply as to any party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Service Provider by or on behalf of the Trust or the Distributor for use in sales literature or other promotional material. The Service Provider will reimburse the persons indemnified hereunder for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending such Losses.  This indemnity agreement shall be in addition to any liability which the Service Provider may otherwise have.

(b)
The Trust agrees to indemnify and hold harmless the Service Provider and each of its directors, officers, employees, agents and each person, if any, who controls it within the meaning of the 1933 Act against any and all Losses insofar as such Losses arise out of or are based upon (i) the Trust’s negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any breach by the Trust of any material provision of this Agreement, or (iii) any breach by the Trust of a representation, warranty or covenant made in this Agreement.  The Trust will reimburse the persons indemnified hereunder for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending such Losses.  This indemnity agreement shall be in addition to any liability which the Trust may otherwise have.

(c)
The Distributor agrees to indemnify and hold harmless the Service Provider and each of its directors, officers, employees, agents and each person, if any, who controls it within the meaning of the 1933 Act against any and all Losses insofar as such Losses arise out of or are based upon (i) the Distributor’s negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any breach by the Distributor of any material provision of this Agreement, or (iii) any breach by the Distributor of a representation, warranty or covenant made in this Agreement.  The Distributor will reimburse the persons indemnified hereunder for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending such Losses.  This indemnity agreement shall be in addition to any liability which the Distributor may otherwise have.

(d)
If any third party threatens to commence or commences any claim or action for which one party (the “Indemnifying Party”) may be required to indemnify another person hereunder (the “Indemnified Party”), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party; provided, however, that the failure to provide such prompt notice to the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may have to the Indemnified Party unless such failure has prejudiced the defense of such claim or action.  As a condition to indemnification hereunder, the Indemnified Party shall provide the Indemnifying Party with complete details, documents and pleadings concerning the claim or action which are available to it, and shall cooperate with the Indemnifying Party in the defense of any such claim. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party.  However, if the Indemnified Party reasonably determines that defenses may be available to it which are not available to the Indemnifying Party, and which may be inconsistent with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to assume its own defense, with counsel reasonably satisfactory to the Indemnifying Party.  Should this situation arise, the Indemnified Party shall promptly notify the Indemnifying Party in writing of its decision and the reasons therefore.  The Indemnifying Party shall remain responsible for the cost of reasonable legal or other expenses incurred as they pertain to the additional or inconsistent defenses of the Indemnified Party.

After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense of any claim or action, the Indemnifying Party will not be liable to any Indemnified Party under this Section 10 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with its defense of such claim or action.  In the event the Indemnifying Party notifies the Indemnified Party in writing that it does not elect to assume the defense of a claim or action, the Indemnifying Party will reimburse the Indemnified Party named a defendant or defendants in such claim or action for the reasonable fees and expenses of one single counsel mutually agreed upon by them.
No party shall unilaterally agree to a compromise or settlement of any claim or action without the written consent of the other party.  Such consent shall not be unreasonably withheld.

11.        Confidentiality.

(a)
Each party agrees to keep confidential, and to treat as proprietary, all information obtained regarding the other party during the term of this Agreement, including but not limited to information about its products, clients, employees, and operations (collectively, “Confidential Information”).  Each party agrees not to use any such Confidential Information, except as may be required under this Agreement.  The parties hereto specifically agree that they must maintain this Confidential Information in such a manner that no third party can access it nor can it be disclosed to a third party without the prior consent of the other party to which the Confidential Information relates (which consent shall be deemed given to the extent necessary or appropriate for the proper operation of the Funds, and to any governmental body or self-regulatory organization, to the extent required to comply with applicable legal requirements and lawful requests).

(b)
Confidential Information does not include any information which (i) is publicly known or in the possession of the party receiving Confidential Information (the “Receiving Party”) from other lawful sources prior to its receipt from the party disclosing Confidential Information (the “Disclosing Party”); (ii) is or becomes available other than as a result of a disclosure by the Receiving Party or its representatives; or (iii) is or becomes available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party) which, to the best of the Receiving Party’s knowledge and after due inquiry, is not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation to the Disclosing Party.

(c)
Each party agrees that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P (“Reg. S-P”), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other parties to perform the services set forth in this Agreement.  Each party agrees that, with respect to such information, it will comply with Reg. S-P and any other applicable regulations and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted or required by applicable law.

12.        Termination.  Any party may terminate this Agreement on 60 days’ prior written notice to the other parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party immediately by giving written notice to the other parties: (i) in the event that one of the other parties is in material breach of this Agreement unless the party who is alleged to be in breach cures the breach to the reasonable satisfaction of the party making the allegation within ten (10) days of receipt of written notice; (ii) if the continued performance of this Agreement violates any law, rule, regulation, order or decree which such party giving notice of termination is subject; (iii) upon an assignment of the Agreement in contravention of its terms; or (iv) by any act which terminates either the 12b-1 Plan adopted by the Trust with respect to any Portfolio or the distribution agreement between the Trust and the Distributor (each of the above, a “For Cause Termination”).  After termination of this Agreement, no fee described under Exhibit B hereto shall be due with respect to any Shares that are purchased and held by Account Holders after the date of termination.  Notwithstanding such a termination, other than a For Cause Termination, Service Provider shall continue to be entitled to any fees hereunder with respect to each Share that was considered in the calculation of the fees as of the date of termination for so long as such Shares are held by the Account Holders and the Service Provider continues to provide all Services to the reasonable satisfaction of the Trust and the Distributor.  This Agreement, or any provision thereof, shall survive such a termination, other than a For Cause Termination, to the extent necessary for each party to perform its obligations with respect to Shares for which such a fee or payment continues to be due subsequent to such termination.

13.        Notices.  Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service to the other party at the address set forth below or such other address as each party may give written notice to the other party or by facsimile if confirmed in writing within three business days.  All notices shall be effective upon delivery at the designated address.

If to Service Provider:
____________________

If to ALPS:
____________________

14.        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.  Notwithstanding the above, to the extent any rights or obligations of a party hereunder are covered by applicable securities laws (such as the 1933 Act, the 1934 Act, or the 1940 Act), this Agreement shall be governed by such laws.

15.        Survival.  The provisions of Section 8 (indemnity) and Section 9 (confidentiality) of this Agreement shall survive the termination of this Agreement.

16.        Modification and Waiver.  This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties.  Notwithstanding the foregoing, the Trust may unilaterally amend Exhibit A to the Agreement to add or remove a Portfolio by sending prior written notice to the other parties.  The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.  No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

17.        Non-Exclusivity.  Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

18.        Complete Agreement and Severability.  This Agreement and the Exhibits attached hereto contain the full and complete understanding of the parties and supersede all prior representations, promises, statements, arrangements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.  If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

19.        Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the prior written consent of all parties, except that a party may assign this Agreement to an affiliate having the same ultimate ownership as the assigning party without such consent.

20.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first above written.
[___________________]

By:
Print Name:
Title:

ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:
Print Name:
Title:

ALPS VARIABLE INVESTMENT TRUST

By:
Print Name:
Title:

EXHIBIT A
TO
SERVICES AGREEMENT
BETWEEN
______________________,
ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.
AND
ALPS VARIABLE INVESTMENT TRUST
1.	Ibbotson Conservative ETF Asset Allocation Portfolio - Class I/Class II
2.	Ibbotson Income and Growth ETF Asset Allocation Portfolio - Class I/Class II
3.	Ibbotson Balanced ETF Asset Allocation Portfolio - Class I/Class II
4.	Ibbotson Growth ETF Asset Allocation Portfolio - Class I/Class II
5.	Ibbotson Aggressive Growth ETF Asset Allocation Portfolio - Class I/Class II
6.	Ibbotson MVP ETF Portfolio – Class I/Class II/Class III
7.	ALPS/Alerian Energy Infrastructure Portfolio – Class I/Class III
8.	ALPS/Stadion Tactical Defensive Portfolio – Class I/Class III
9.	ALPS/Red Rocks Listed Private Equity Portfolio – Class I/Class III
10.	ALPS/Stadion Tactical Growth Portfolio – Class I/Class III

EXHIBIT B
TO
SERVICES AGREEMENT
BETWEEN
______________________,
ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.
AND
ALPS VARIABLE INVESTMENT TRUST
In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

Fees

Name of Portfolio	Share Class	12b-1 Trails	Shareholder Service Fees
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Balanced ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Income and Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Conservative ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
ALPS/Alerian Energy Infrastructure Portfolio	Class I	None	0.15%
	Class III	0.25%	0.25%
ALPS/Stadion Tactical Defensive Portfolio	Class I	None	0.15%
	Class III	0.25%	0.25%
ALPS/Red Rocks Listed Private Equity Portfolio	Class I	None	0.15%
	Class III	0.25%	0.25%
ALPS/Stadion Tactical Defensive Portfolio	Class I	None	0.15%
	Class III	0.25%	0.25%

In accordance with each Portfolio’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding Shares held by Account Holders receiving services described in the Agreement.  Such payments shall be computed daily and paid monthly in arrears by the Distributor.  The determination of average daily net assets shall be made at the close of each Business Day.

EXHIBIT C
TO
SERVICES AGREEMENT
AMONG
______________________,
ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.
AND
ALPS VARIABLE INVESTMENT TRUST
Rule 22c-2 Addendum

This Rule 22c-2 Addendum is entered into by and between ________________ (“Service Provider”) and ALPS Variable Investment Trust (“Trust”).  All capitalized terms not defined herein shall have the same meaning as set forth in the Services Agreement.

WHEREAS, Service Provider and the Trust are parties to a Services Agreement (the “Services Agreement”) pursuant to which it is contemplated that employee benefit plans, including qualified and nonqualified retirement plans (the “Plans”), will invest all or a portion of their assets in one or more of the portfolios of the Trust with the purchase and sale of shares of the portfolios (“Shares”) on behalf of the Plans being made through one or more omnibus accounts established by the Service Provider or its agent, with the Trust’s transfer agent;

WHEREAS, U.S. Securities and Exchange Commission Rule 22c-2 under the Investment Company Act of 1940 requires that funds enter into written agreements with intermediaries pursuant to which intermediaries agree with the funds to provide or arrange to provide the funds with certain underlying shareholder data and to abide by instructions for the funds related to those shareholders;

NOW, THEREFORE, the Trust and the Service Provider hereby agree as follows:

(a)        Agreement to Provide Information.  Service Provider agrees to provide the Trust or its designee, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Service Provider during the period covered by the request.

(i)         Period Covered by Request.  Requests must set forth a specific period, not to exceed 180 calendar days from the date of the request, for which transaction information is sought.  The Trust may request transaction information older than 180 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by a portfolio of the Trust.

(ii)        Form and Timing of Response.

(a) Service Provider agrees to provide, promptly upon request of the Trust or its designee, the requested information specified in Section (a) hereof. If requested by the Trust or its designee, Service Provider agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section (a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Trust or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section (a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Trust. Service Provider additionally agrees to inform the Trust whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format.

(iii)       Limitations on Use of Information.  The Trust agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Service Provider.

(b)        Agreement to Restrict Trading.  Service Provider agrees to execute written instructions from the Trust to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Trust as having engaged in transactions of Trust Shares (directly or indirectly through the Servicer Provider’s account) that violate policies established or utilized by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Trust.

(i)         Form of Instructions.  Instructions between the parties to restrict or prohibit further purchases or exchanges of Trust Shares must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed.  If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)        Timing of Response.  Service Provider agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Service Provider.

(iii)       Confirmation by Service Provider.  Service Provider must provide written confirmation to the Trust that instructions have been executed.  Service Provider agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(c)        Definitions.  For purposes of this Agreement:

(i)         The term “Trust” also includes the Trust’s principal underwriter and transfer agent.  The term does not include any “excepted funds” of the Trust as defined in SEC Rule 22c-2(b) under the 1940 Act.

(ii)        The term “Shares” means the interest of Shareholders corresponding to the redeemable securities of record issued by the Trust under the 1940 Act that are held or administered by the Service Provider.

(iii)       The term “Shareholder” means a participant in one or more Plans, as the beneficial owner of Shares.

(iv)	The term “written” includes electronic writings and facsimile transmissions.

(v)	The term “Service Provider” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

(vi)	The term “purchase” does not include automatic reinvestment of dividends.

(vii)       The term “promptly” as used in Section (a)(ii) shall mean as soon as practicable but in no event later than 5 business days from the Service Provider’s receipt of the request for information from the Trust or its designee.

This Agreement will terminate upon the termination of the Services Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

[______________________]

By:      ______________________________
Name:
Title:

ALPS VARIABLE INVESTMENT TRUST

By:      ______________________________
Name:
Title: